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                                                                     EXHIBIT 5.1

                                February 4, 2000


SCI Systems, Inc.
2101 West Clinton Avenue
Huntsville, AL  35807

         Re:      SCI SYSTEMS, INC. - REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         I am General Counsel for SCI Systems, Inc. (the "Company") and in such capacity I have examined the Registration Statement on Form S-3 (No. 333-95297), including Amendment No. 1 thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the following:

         (i)      the Company's debt securities (the "Debt Securities");

         (ii) shares of the Company's Common Stock, $0.10 par value per share (the "Common Stock");

         (iii) shares of the Company's Preferred Stock, no par value per share (the "Preferred Stock");

         (iv) depositary shares (the "Depositary Shares") each representing a fraction of a share of preferred stock; and

         (v) warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the "Warrants").

The securities under the Registration Statement may have an aggregate offering price of up to $800,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein and the supplements to the prospectus (such prospectus together with the applicable prospectus supplement, herein the "Prospectus"). The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities").

         I have examined instruments, documents and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to me as copies and (c) the truth, accuracy


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SCI Systems, Inc.
February 4, 2000
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and completeness of the information, representations, and warranties contained in the records, documents, instruments and certificates I have reviewed.

         Based on such examination, I am of the opinion that:

         1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities have been duly executed, authenticated and delivered as described in the Registration Statement and the Prospectus, the Senior Debt Securities will be legal, valid and binding obligations of the Company.

         2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities have been duly executed, authenticated and delivered as described in the Registration Statement and the Prospectus, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company.

         3. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold and delivered as described in the Registration Statement and the Prospectus, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

         4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporation action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock, Warrants or Debt Securities, and the shares of Common Stock have been duly issued, sold and delivered as described in the Registration Statement and the Prospectus, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         5. When the issuance of Depositary Shares with respect to any shares of Preferred Stock referred to in paragraph 3 of this opinion has been duly authorized by appropriate corporate action and the Depositary Shares have been duly executed and delivered as described in the Registration Statement and the Prospectus, the Depositary Shares will be legal, valid and binding obligations of the Company.

         6. When the issuance of Warrants for the purchase of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock referred to in paragraphs 1, 2, 3 and 4, respectively, of this opinion has been duly authorized by appropriate corporate action and the Warrants have been duly executed and delivered as described in the Registration Statement and the Prospectus, the Warrants will be legal, valid and binding obligations of the Company.

         My opinion that any document is legal, valid and binding is qualified as to:

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SCI Systems, Inc.
February 4, 2000
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         (a)      limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

         (b) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

         (c) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of my name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not believe that I am an "expert" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                         Very truly yours,


                                         Michael M. Sullivan
                                         General Counsel
                                         SCI Systems, Inc.